As Filed with the Securities and Exchange Commission May 5, 1997

                                      Registration No. 333-14055




                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549

                           ___________

                        AMENDMENT NO. 1 TO
                            FORM SB-2

                      REGISTRATION STATEMENT
                              UNDER
                    THE SECURITIES ACT OF 1933

                           ___________

                      STRATEGIA CORPORATION
          (Name of Small Business Issuer in its Charter)

   Kentucky                   7379                   61-1064606
(State or Other          (Primary Standard        (I.R.S. Employer
Jurisdiction             Industrial               Identification
of Incorporation         Classification           No.)
or Organization)         Code Number)


                     10301 Linn Station Road
                          P.O. Box 37144
                 Louisville, Kentucky 40233-7144
                          (502) 426-3434

  (Address and Telephone Number of Principal Executive Offices)

                     10301 Linn Station Road
                          P.O. Box 37144
                 Louisville, Kentucky 40233-7144
  (Address of Principal Place of Business or Intended Principal
Place of Business)

                         Richard W. Smith
                            President
                      Strategia Corporation
                     10301 Linn Station Road
                          P.O. Box 37144
                 Louisville, Kentucky 40233-7144
                          (502) 426-3434
    (Name, Address and Telephone Number of Agent For Service)

                           ___________

                            Copies to:

                        ALAN K. MACDONALD
                   Brown, Todd & Heyburn PLLC
                      3200 Providian Center
                  Louisville, Kentucky 40202-3363
                          (502) 589-5400
                           ___________

     Approximate Date of Commencement of Proposed Sale to the
Public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[ ]

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                           ___________

                 CALCULATION OF REGISTRATION FEE


                               Proposed            Proposed
                               Maximum             Maximum        Amount of
Title of Each Class of         Price Per           Offering       Registration
Securities to be Registered    Security(1)         Price(1)       Fee

Common Stock, no par value       $6.94            $34,904,297        $10,577

(1)Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457.
                           ___________



     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT THAT SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a) MAY DETERMINE.
                           ___________

     Strategia Corporation issued a total of 1,358,000 shares of its common stock ("Common Stock") in the public offering to which this Registration Statement relates, which terminated on March 26, 1997. This post-effective amendment has been filed for the purpose of removing from registration the 2,667,000 shares of Common Stock that were registered but not issued in the offering.


                            SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this amendment to be signed on its behalf by the undersigned, in the City of Louisville, Commonwealth of Kentucky, on May 5, 1997.

                                   STRATEGIA CORPORATION


                                   By: /s/Richard W. Smith
                                        President

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on the respective date set out opposite such person's name.

     Signature                     Title                    Date

/s/Richard W. Smith           President                    May 5, 1997
                              (Principal Executive
                              Officer)
                              (Principal Financial
                              Officer)
                              (Principal Accounting
                              Officer)


James P. Buren*               Executive Vice President     May 5, 1997
                              Technology,
                              Treasurer, and
                              Director


John P. Snyder*               Secretary and Director       May 5, 1997


John A. Brenzel*              Director                     May 5, 1997


*By /s/ Richard W. Smith, attorney-in-fact
 pursuant to power of attorney filed as
 part of this registration statement.